                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the Commission Only
[X]  Definitive Proxy Statement                (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           SOUTHWEST GAS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        [LOGO SOUTHWEST GAS CORPORATION]

   5241 SPRING MOUNTAIN ROAD - P.O. BOX 98510 - LAS VEGAS, NEVADA 89193-8510

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD THURSDAY, MAY 8, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Southwest Gas Corporation ("Company") will be held on Thursday, May 8, 1997, at 10:00 a.m. in the auditorium of the Company's Headquarters office building, 5241 Spring Mountain Road, Las Vegas, Nevada, for the following purposes:

     (1) To elect 11 directors of the Company;

     (2) To consider and vote on a proposal to ratify the selection of Arthur Andersen LLP as independent public accountants for the Company; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has established March 12, 1997, as the record date for the determination of shareholders entitled to vote at the annual meeting and to receive notice thereof.

     Shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

     A Copy of the Annual Report to Shareholders for the year ended December 31, 1996, is enclosed.



                                                /s/ GEORGE C. BIEHL
                                          ------------------------------------
                                                    George C. Biehl
                                          Senior Vice President/Chief Financial
                                                         Officer
                                                 & Corporate Secretary

March 31, 1997

                                                                  March 31, 1997


                        [LOGO SOUTHWEST GAS CORPORATION]


Michael O. Maffie, President & C.E.O.

Dear Shareholder:

     You are cordially invited to the Annual Meeting of Shareholders of Southwest Gas Corporation scheduled to be held on Thursday, May 8, 1997, in the auditorium of the Company's Headquarters office building, 5241 Spring Mountain Road, Las Vegas, Nevada, commencing at 10:00 a.m. Your Board of Directors looks forward to greeting personally those shareholders able to attend.

     At the meeting you will be asked to consider and approve (i) the election of 11 directors, and (ii) the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants. The Board of Directors unanimously recommends that you vote FOR the selection of Arthur Andersen LLP.

     It is important that your shares are represented and voted at the meeting regardless of the number of shares you own and whether or not you plan to attend. Accordingly, we request you to sign, date, and mail the enclosed proxy at your earliest convenience.

     Your interest and participation in the affairs of the Company are sincerely appreciated.

                                          Sincerely,


                                          [SIG]

                                LOCATION OF 1997
                         ANNUAL MEETING OF SHAREHOLDERS

                           5241 SPRING MOUNTAIN ROAD

                           *SHAREHOLDER PARKING WILL
                          BE IN THE WEST PARKING LOT.
                          ATTENDANTS WILL BE AVAILABLE
                             TO PROVIDE ASSISTANCE.

                             [MAP -- CAMERA READY]

                           SOUTHWEST GAS CORPORATION
   5241 SPRING MOUNTAIN ROAD - P.O. BOX 98510 - LAS VEGAS, NEVADA 89193-8510

                                PROXY STATEMENT

                                 MARCH 31, 1997

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies representing the common stock of the Company (the "Common Stock") to be voted at the Annual Meeting of Shareholders of the Company to be held on May 8, 1997, and at any adjournment thereof. This Proxy Statement and accompanying proxy card are being mailed to shareholders on or about March 31, 1997.

     A form of proxy is enclosed for your use. The Company will acknowledge revocation of any proxy upon request of the record holder made in person or in writing prior to the exercise of the proxy, or upon receipt of a valid proxy bearing a later date. Delivery of said revocation or valid proxy bearing a later date shall be made upon the Corporate Secretary of the Company. If a shareholder executes two or more proxies with respect to the same shares, the proxy bearing the most recent date will be honored if otherwise valid. All shares represented by valid proxies received pursuant to this solicitation will be voted at the Annual Meeting. Where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, his or her shares will be voted in accordance with each specification so made.

     The entire cost of soliciting proxies will be paid by the Company. In following up the original mail solicitation of proxies, the Company will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials to the beneficial owners of Common Stock and will reimburse them for their expenses in so doing. Under an agreement with the Company, Morrow & Co. will assist in obtaining proxies from certain larger and other shareholders at an estimated cost of $4,500 plus certain expenses.

     The total number of shares of Common Stock outstanding at the close of business on March 12, 1997 (the "Record Date"), the Record Date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, was 26,901,106. Only holders of Common Stock on the Record Date are entitled to notice of and to vote at the Annual Meeting of Shareholders. The Company will appoint 1 or 3 employees to function as inspectors of election in advance of the meeting to tabulate votes, to ascertain whether a quorum is present, and to determine the voting results on all matters presented to shareholders. A majority of all shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares present; however, they are not counted for the purpose of determining the election of each nominee for director.

     Each share of Common Stock is entitled to 1 vote. Shareholders have cumulative voting rights with respect to the election of directors, if certain conditions are met. Any shareholder otherwise entitled to vote may cumulate his or her votes for a candidate or candidates placed in nomination at the meeting if, prior to the voting, he or she has given notice at the meeting that he or she intends to cumulate his or her votes. A shareholder electing to cumulate his or her votes may cast as many votes as there are directors to be elected, multiplied by the number of shares of Common Stock standing in his or her name on the books of the Company at the close of business on the Record Date. A shareholder may cast all of his or her votes for 1 candidate or allocate them among 2 or more candidates in any manner he or she chooses. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

     The persons named in the proxies solicited by the Board of Directors, unless otherwise instructed, intend to vote the shares represented by such proxies FOR the selection of Arthur Andersen LLP as independent public accountants and, in the case of the election of directors, equally FOR each of the 11 candidates for the office of director named in this Proxy Statement; HOWEVER, if sufficient numbers of shareholders exercise cumulative voting rights to elect 1 or more other candidates, the management proxies will (i) determine the number of directors they are entitled to elect,
(ii) select such number from among the named candidates, (iii) cumulate their votes, and (iv) cast their votes for each candidate among the number they are entitled to elect.

                             ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

NAMES AND QUALIFICATIONS OF NOMINEES

     Each director elected at the Annual Meeting of Shareholders will serve until the next Annual Meeting (normally held on the second Thursday of May) and until his or her successor shall be elected and qualified. The 11 nominees were elected to their present term of office at the last Annual Meeting of Shareholders on July 16, 1996. The 11 nominees for director receiving the highest number of votes will be elected to serve until the next Annual Meeting.

     The names of the nominees for election to the Board of Directors, the principal occupation of each nominee and his or her employer for the last five years or longer, and the principal business of the corporation or other organization, if any, in which such occupation or employment is carried on, follow.

RALPH C. BATASTINI
Former President, Vice Chairman, and Chief Financial Officer
Viad Corp (Formerly The Greyhound Corporation)

Director Since: 1992
Board Committees: Audit, Finance, Nominating, Pension Plan Investment

     Mr. Batastini, 67, received his undergraduate degree from Illinois State University and his M.B.A. degree in finance from the University of Chicago. He joined The Greyhound Corporation in 1957 and retired in 1984 as vice chairman and chief financial officer. At the time of his retirement Mr. Batastini headed Greyhound's financial group of companies involved in capital equipment leasing, computer leasing, reinsurance, money orders, mortgage insurance, and real estate. He subsequently served as president of Batastini & Co. from 1985 to 1990. He is the past president and current trustee of the Barrow Neurological Foundation.

MANUEL J. CORTEZ
President and Chief Executive Officer
Las Vegas Convention and Visitors Authority

Director Since: 1991
Board Committees: Compensation, Finance, Nominating, Pension Plan Investment

     Mr. Cortez, 58, served four terms (1977-1990) on the Clark County Commission and is a former chairman of the Commission. He has been active on various boards, including the Environmental Quality Policy Review Board, the Las Vegas Valley Water District Board of Directors, and the University Medical Center Board of Trustees, and served as chairman of the Liquor and Gaming Licensing Board and the Clark County Sanitation District. He has also held leadership roles with numerous civic and charitable organizations such as Boys and Girls Clubs of Clark County, Lied Discovery Childrens Museum, and Boys Town. Currently, Mr. Cortez holds professional memberships in the American Society of Association Executives, the Professional Convention Managers Association, the International Association of Convention and Visitors Bureaus, the American Society of Travel Agents, and is on the board of directors for the Travel Industry Association of America.

LLOYD T. DYER
Retired President and Chief Executive Officer
Harrah's

Director Since: 1978
Board Committees: Executive, Compensation, Nominating (Chairman)

     Mr. Dyer, 69, obtained a degree in banking and finance from the University of Utah prior to his employment with Harrah's, a hotel/gaming corporation with its principal facilities in Reno and Lake Tahoe, in 1957. He was elected president and chief operating officer of Harrah's in 1975, and elected president and chief executive officer in 1978. He remained in those positions with Harrah's until his retirement in April 1980. Mr. Dyer is a trustee of the William F. Harrah Trusts.

KENNY C. GUINN
Chairman of the Board
Southwest Gas Corporation

Director Since: 1981
Board Committees: Executive (Chairman), Compensation, Nominating

     Mr. Guinn, 60, was appointed President and Chief Operating Officer of Southwest Gas Corporation in 1987, Chairman and Chief Executive Officer in 1988, and was elected Chairman of the Board of Directors in 1993. Mr. Guinn is actively involved in numerous business, charitable, and civic activities. He is past chairman of the Las Vegas Metropolitan Police Fiscal Affairs Committee and past chairman of the Board of Trustees for the University of Nevada, Las Vegas Foundation. In May 1994 he was appointed Interim President of the University of Nevada, Las Vegas and served in this capacity for approximately 1 year. He is also a director for Oasis Residential, Inc., Boyd Gaming Corporation, Del Webb Corporation, and Norwest Bank Nevada Division.

THOMAS Y. HARTLEY
President and Chief Operating Officer
Colbert Golf Design and Development

Director Since: 1991
Board Committees: Audit, Compensation (Chairman), Finance

     Mr. Hartley, 63, obtained his degree in business from Ohio University in 1955, and was employed in various capacities by Deloitte Haskins & Sells (now Deloitte & Touche) from 1959 until his retirement as an area managing partner in 1988. Mr. Hartley is actively involved in numerous business and civic activities. He is a past chairman of the University of Nevada, Las Vegas Foundation and president of the Las Vegas Founders Club. He has also held executive positions with the Nevada Development Authority, the Las Vegas Founders Golf Foundation, the Las Vegas Chamber of Commerce, and the Boulder Dam Area Council of the Boy Scouts of America. He is a director of Rio Hotel and Casino, Inc., Sierra Health Services, Inc., and AmeriTrade Holdings Corp.

MICHAEL B. JAGER
Private Investor

Director Since: 1989
Board Committees: Audit, Finance, Pension Plan Investment (Chairman)

     Mr. Jager, 65, obtained a degree in petroleum geology from Stanford University in 1955. After a four-year employment with the Richfield Oil Corporation as a petroleum geologist, he joined Frank H. Ayres & Son Construction Company and was involved in the construction of subdivisions and homes in southern California until 1979. Since that time he has consulted in the single family residential development industry, and owns and manages a number of businesses in Oregon and Nevada.

LEONARD R. JUDD
Former President, Chief Operating Officer, and Director
Phelps Dodge Corporation

Director Since: 1988
Board Committees: Audit (Chairman), Compensation, Nominating

     Mr. Judd, 58, former president, chief operating officer, and director of Phelps Dodge Corporation, joined Phelps Dodge in 1963 and worked at that company's operations in Arizona, New Mexico, and New York City. He was elected to the Phelps Dodge board of directors in 1987, president of Phelps Dodge Mining Company in 1988, and became president and chief operating officer of Phelps Dodge in 1989. He remained in those positions until November, 1991. Mr. Judd is a member of various professional organizations and is active in numerous civic groups. He serves as a director of Morrison-Knudsen Corporation and the Montana College of Mineral Science and Technology Foundation.

JAMES R. LINCICOME
Retired Executive Vice President and General Manager,
Government Electronics Group, Motorola Corporation

Director Since: 1987
Board Committees: Audit, Compensation, Finance (Chairman)

     Mr. Lincicome, 71, was employed by Motorola in its Communications Division in 1950. After progressing through positions in that Division, he transferred to the Government Electronics Group, where from 1979 until his retirement in 1987, he was General Manager responsible for various national defense, space exploration, and other government related programs. Mr. Lincicome is a member of various professional organizations and is past Chairman of the Arizona State University Engineering Advisory Council, Junior Achievement of Central Arizona, the Phoenix Urban League, United for Arizona, and the Valley of the Sun United Way. He has held a number of leadership roles in other civic and charitable organizations in Arizona, including the Research Committee of the Arizona Town Hall and Board Member of the Goldwater Institute, and was vice chairman of the Government Division of the Electronic Industries Association in 1986.

MICHAEL O. MAFFIE
President and Chief Executive Officer
Southwest Gas Corporation

Director Since: 1988
Board Committees: Executive

     Mr. Maffie, 49, joined the company in 1978 as Treasurer after seven years with Arthur Andersen & Co. He was named Vice President/Finance and Treasurer in 1982, Senior Vice President and Chief Financial Officer in 1984, Executive Vice President in 1987, President and Chief Operating Officer in 1988, and President and Chief Executive Officer in 1993. He received his undergraduate degree in accounting and his M.B.A. degree in finance from the University of Southern California. He serves as a director of Norwest Bank Nevada Division. A member of various civic and professional organizations, he serves as senior vice chairman of the United Way of Nevada, trustee and treasurer of the University of Nevada, Las Vegas Foundation, and a commissioner on the State of Nevada Commission on Substance Abuse Education, Prevention, Enforcement, and Treatment. He also is a director of the Pacific Coast Gas Association and the Institute of Gas Technology.

CAROLYN M. SPARKS
Co-Founder
International Insurance Services, Ltd.

Director Since: 1988
Board Committees: Audit, Executive, Finance, Pension Plan Investment

     Mrs. Sparks, 55, graduated from the University of California at Berkeley in 1963, and with her husband, co-founded International Insurance Services, Ltd., in 1966 in Las Vegas. She served on the University and Community College System of Nevada Board of Regents from 1984 to 1996, and in 1991 was elected to a two-year term as Chairperson of the Board of Regents. Mrs. Sparks is actively involved with numerous charitable and civic organizations, including founding and current chairperson of the University Medical Center Foundation and the Children's Miracle Network Telethon. She also served on the board of regents for Bishop Gorman High School and is currently chairperson of the board of the Nevada Children's Center Foundation. She is a director of Showboat, Inc., a hotel/gaming corporation.

ROBERT S. SUNDT
Retired President
Sundt Corp.

Director Since: 1987
Board Committees: Executive, Finance, Nominating, Pension Plan Investment

     Mr. Sundt, 70, has been associated with Sundt Corp. in a variety of positions since 1948. He was named President of Sundt Corp. in 1983. He is now retired and has no continuing association with Sundt Corp. He is a member of the American Institute of Constructors, Consulting Constructors Council of America, and a life director of the Associated General Contractors of America. He is a member of the American Arbitration Association and serves as an arbitrator on disputes concerning the construction industry. He is a past member of the Construction Industry Presidents Forum. Mr. Sundt is affiliated with a number of community organizations and is past chairman of the Tucson Metropolitan Chamber of Commerce.

SECURITIES OWNERSHIP BY NOMINEES AND EXECUTIVE OFFICERS

     The following table discloses all Common Stock of the Company beneficially owned by the nominees for directors and the executive officers of the Company, as of March 12, 1997.

                                                                NUMBER OF SHARES
                      DIRECTOR/EXECUTIVE OFFICER            BENEFICIALLY OWNED(1)(2)
            ----------------------------------------------  ------------------------
            Ralph C. Batastini............................            6,107
            Manuel J. Cortez..............................            1,811
            Lloyd T. Dyer.................................            4,331
            Kenny C. Guinn................................                0
            Thomas Y. Hartley.............................           12,787
            Michael B. Jager..............................            4,900(3)
            Leonard R. Judd...............................            2,000
            James R. Lincicome............................            2,000
            Michael O. Maffie.............................           49,459(4)(5)
            Carolyn M. Sparks.............................            2,405
            Robert S. Sundt...............................            5,000
            George C. Biehl...............................           18,263(5)
            James F. Lowman...............................           13,504
            Dudley J. Sondeno.............................            8,961
            Thomas J. Trimble.............................           10,488
            Edward S. Zub.................................           11,444
            Other Executive Officers......................           16,354

---------------

(1) As of March 12, 1997, the directors and executive officers of the Company, other than Mr. Trimble who retired in 1996, beneficially owned 159,326 shares, which represents less than 1% of the outstanding shares of the Company's Common Stock. No investor owned more than 5% of the outstanding voting stock of the Company as of March 12, 1997.

(2) The Common Stock holdings listed in this column include performance shares granted to the Company's executive officers under the Company's Management Incentive Plan for 1994, 1995, and 1996.

(3) Number of shares includes 3,000 shares held in trust for Mr. Jager's spouse, over which Mr. Jager has no control.

(4) Number of shares includes 2,864 shares held solely by Mr. Maffie's spouse.

(5) Number of shares does not include 6,618 shares held by the Southwest Gas Corporation Foundation, which is a charitable trust. Messrs. Maffie and Biehl are trustees of the Foundation but disclaim beneficial ownership of said shares.
---------------

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company has adopted procedures to assist its directors and executive officers in complying with Section 16(a) of the Securities and Exchange Act of 1934, as amended, which includes assisting in the preparation of forms for filing. For 1996, all the required reports were filed timely.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                           (ITEM 2 ON THE PROXY CARD)

     The Board of Directors has selected Arthur Andersen LLP as independent public accountants for the Company for the year ending December 31, 1997, subject to ratification of the selection by shareholders. Arthur Andersen LLP has served as independent public accountants for the Company since 1957. To the knowledge of the Company, at no time has Arthur Andersen LLP had any direct or indirect financial interest in or any connection with the Company or any of its subsidiaries other than in connection with services rendered to the Company as described below. The affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy is necessary to ratify the selection of Arthur Andersen LLP as independent public accountants for the Company.

     The selection of Arthur Andersen LLP by the Board of Directors was based on the recommendation of the Audit Committee, which is composed wholly of outside directors. The Audit Committee meets periodically with the Company's internal auditors and independent public accountants to review the scope and results of the audit function and the policies relating to auditing procedures. In making its annual recommendation, the Audit Committee reviews both the audit scope and estimated fees for the coming year. If the shareholders do not ratify this appointment, other firms of certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

     During 1996, the Company paid Arthur Andersen LLP for (i) the audit of the annual financial statements, (ii) reviews of unaudited quarterly financial information, (iii) assistance and consultation in connection with preparing various Securities and Exchange Commission (the "SEC") filings, (iv) the audit of the annual financial statements of the Company's employee benefit plans, (v) consultation in connection with various tax and accounting matters, and (vi) certain other professional services.

     The Audit Committee approved the audit and other professional services and considered the costs of all such services and what effect, if any, performance of the other professional services might have on the independence of the accountants.

     Representatives of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders. They will have the opportunity to make statements, if they are so inclined, and will be available to respond to appropriate questions.

                              GENERAL INFORMATION

BOARD OF DIRECTORS

     The Board of Directors is responsible for the overall affairs of the Company and for establishing broad corporate policies.

     Regular meetings of the Board of Directors are scheduled for the third Tuesdays of January, July, September, and November; the first Tuesday of March; and the second Wednesday of May. An organizational meeting is also held immediately following the Annual Meeting of Shareholders. The Board of Directors held 5 regular meetings, 3 special meetings, and 1 organizational meeting in 1996. Each director attended more than 75% of the meetings of the Board of Directors and standing committees on which he or she served during 1996.

DIRECTORS COMPENSATION

     Outside directors receive an annual retainer of $20,000, plus $900 for each Board of Directors or committee meeting attended. Committee chairpersons receive an additional $500 for each committee meeting attended. The outside directors also received compensation for serving as directors for the Company's financial subsidiary, PriMerit Bank, Federal Savings Bank, (the "Bank"). Such compensation, which consisted of an annual retainer of $16,000, plus meeting fees, ended with the sale of the Bank in July 1996. The Chairman of the Board of Directors, Mr. Guinn, receives an additional $25,000 annually for serving in that capacity. Directors who are full-time employees of the Company or its subsidiaries receive no additional compensation for Board of Directors service.

     Each outside director received options during 1996 to purchase 3,000 shares of the Company's Common Stock. The award of such options was approved by shareholders with the adoption of the 1996 Stock Incentive Plan. The exercise price for the options is the market price of the Common

Stock on the date of the grant, July 16, 1996, and will become exercisable over three years, commencing with the first anniversary of the grant. Options to purchase 2,000 shares of Common Stock will be granted to each outside director on the date of each Annual Meeting of Shareholders during the 10-year term of the incentive plan. All options granted to the outside directors will expire 10 years after the date of each grant.

     Outside directors may defer their compensation until retirement or other termination of status as a director. Amounts deferred bear interest at 150% of the Moody's Seasoned Corporate Rate.

     The Company also provides a retirement plan for its outside directors. With a minimum of 10 years of service, an outside director can retire and receive a benefit equal to the annual retainer, at retirement, for serving on the Company's Board. Directors who retire before age 65, after satisfying the minimum service obligation, will receive retirement benefits upon reaching age 65.

COMMITTEES OF THE BOARD

     In order to assist it in discharging its duties, the Board of Directors has established six permanent committees. The committees consist of Executive, Audit, Compensation, Finance, Nominating, and Pension Plan Investment. During 1996, the Board of Directors created the Compensation and Nominating Committees by dividing the duties previously performed by the Nominating and Compensation Committee. The Finance Committee was also established during 1996.

     The Executive Committee meets, if necessary, during the months that the full Board of Directors does not meet. The committee considers corporate policy matters requiring timely action and recommends that certain other matters be considered and acted upon by the Board of Directors. The Executive Committee consists of Directors Guinn (Chairman), Dyer, Maffie, Sparks, and Sundt.

     The Audit Committee, whose functions are discussed above under the caption "Selection of Independent Public Accountants," consists of directors Judd (Chairman), Batastini, Hartley, Jager, Lincicome, and Sparks.

     The Compensation Committee makes recommendations to the Board of Directors on such matters as directors' fees and benefit programs, executive compensation and benefits, and compensation and benefits for all other Company employees. The committee is also responsible for the executive compensation report and related disclosures contained in this Proxy Statement. The Compensation Committee consists of directors Hartley (Chairman), Cortez, Dyer, Guinn, Judd, and Lincicome.

     The Finance Committee reviews and makes recommendations to the Board of Directors regarding the financial policies, plans, and procedures for the Company; the financial implications of proposed corporate action; and matters concerning the Company's dividend policy. Its responsibilities include reviewing strategies and recommendations with respect to financing programs, dividend reinvestment and stock purchase programs, and capital structure goals. The Finance Committee consists of directors Lincicome (Chairman), Batastini, Cortez, Hartley, Jager, Sparks, and Sundt.

     The Nominating Committee makes recommendations to the Board of Directors regarding nominees to be proposed by the Board of Directors for election as directors, evaluates the size and composition of the Board of Directors, and establishes the criteria for the selection of directors. In considering candidates for the Board of Directors, the Nominating Committee seeks to achieve an appropriate balance of expertise and diversity of interests recognizing factors such as the character and quality of individuals, experience, age, education, geographic location, anticipated participation in Board of Directors activities, and other personal attributes or special talents. The Nominating Committee will consider written suggestions from shareholders regarding potential nominees for election as directors. To be considered by the Nominating Committee for inclusion in the slate of nominees to be proposed by the Board of Directors, such suggestions should be addressed to the Company's Corporate Secretary. The Nominating Committee also is responsible for recommending

Board of Directors committee assignments. The Nominating Committee consists of directors Dyer (Chairman), Batastini, Cortez, Guinn, Judd, and Sundt.

     The Pension Plan Investment Committee establishes, monitors, and oversees, on a continuing basis, asset investment policy and practices for the retirement plan. The Pension Plan Investment Committee consists of directors Jager (Chairman), Batastini, Cortez, Sparks, and Sundt.

     In 1996, no Executive Committee meetings were held, the Audit Committee held 3 meetings, the Finance Committee held 1 meeting, and the Pension Plan Investment Committee held 3 meetings. The Nominating and Compensation Committee held 4 meetings during the year before bifurcation, and the Nominating Committee held 1 meeting during the year after it was established.

                      EXECUTIVE COMPENSATION AND BENEFITS

EXECUTIVE COMPENSATION REPORT

     The Compensation Committee of the Board of Directors (the "Committee") administers the Company's executive compensation program. Under the supervision of the Committee, the Company has developed and implemented an executive compensation program designed to satisfy the objectives of (i) reasonableness,
(ii) competitiveness, (iii) internal equity, and (iv) performance. These objectives are addressed through industry-based compensation comparisons and incentive plans that focus on specific annual and long-term Company financial and productivity performance goals.

  Base Compensation

     The nature of the Company's operation has historically led to the use of compensation systems widely used in industry, weighted for utility companies, and accepted by various utility regulatory agencies. Companies of comparable size used to establish the peer group index for the "Performance Graph" were factored into the compensation review. Other utility and general industry surveys were also used to assess the Company's compensation program. Continued use of such systems is designed to address the first three compensation objectives. A range of salaries that are comparable with industry levels provides an objective standard to judge the reasonableness of the Company's salaries, maintains the Company's ability to compete for and retain qualified executive officers, and provides a means for ensuring that internal responsibilities are properly rewarded. Salaries for the Company's executives are set relative to the midpoint levels for their positions based on this industry comparison. Compensation above these levels is tied to achieving specific financial and productivity performance goals.

  Performance-based Compensation

     The fourth objective of the Company's compensation program, performance, is addressed through the Company's Management Incentive Plan (the "MIP") and 1996 Stock Incentive Plan (the "Option Plan"), collectively referred to as the "Incentive Plans." The Incentive Plans are designed to retain key management employees and to focus on specific annual and long-term Company financial and productivity performance goals. Financial, productivity, and customer satisfaction factors are incorporated in the MIP, while the Option Plan is designed to enable executives to benefit from increases in the price of the Company's common stock, thereby aligning their interests with those of the Company's shareholders.

     Under the MIP, an incentive opportunity expressed as a percentage of salary is established annually for each executive officer. The maximum award opportunities cannot exceed 140% of the targeted awards for meeting the performance goals. Awards under the Incentive Plan are determined based on the Company's annual return-on-equity performance, customer to employee ratios, and customer service satisfaction targets. The financial performance factors used to make this determination involve the average of the Company's return-on-equity performance over the last three years (which is weighted and adjusted for inflation) and the Company's current utility return-on-equity performance in comparison to a peer group of natural gas distribution companies. The productivity performance factors used to make this determination involve an absolute target of Company customer to employee ratio and the actual customer to employee ratio in comparison to a peer group of natural gas distribution companies. Additionally, customer service satisfaction experienced throughout the Company's operating divisions is measured by an independent outside entity. Each of the five factors is equally weighted, and if the threshold percentage for any factor is achieved, a percentage of annual performance awards will have been earned. While the financial factors incorporated in the MIP are significant to shareholder interests, customer satisfaction and productivity factors are significant to customer interests. In prior regulatory proceedings, various commissions insisted that these customer factors be included in the MIP, in order to recover the cost of the program in the Company's natural gas rates. Regardless of whether such awards are earned, no awards will be paid unless the Company's common stock dividend equals or exceeds the prior year's dividend.

     If annual performance awards are earned and payable, payment of the awards will be subject to a possible downward adjustment depending upon satisfaction of individual performance goals. The Committee will make such a determination for the Company's chief executive officer's individual performance, who in turn will make a like determination for the other executive officers. Further, the annual awards will be split, with 40% paid in cash and the remaining 60% converted into performance shares tied to the value of the Company's common stock on the date of the awards. The performance shares will be restricted for three years and the ultimate payout in Company common stock will be subject to continued employment. The Company's performance during 1996 exceeded the threshold percentages for each of the established productivity targets. The Company's operations exceeded the target for the internal customer to employee ratio, the customer to employee ratio in comparison to a peer group of natural gas distribution companies, and the customer service satisfaction survey.

     Grants under the Option Plan were provided to the Company's executive officers during 1996. The options granted were not based upon a predetermined formula, but rather on the Committee's judgment as to the individual's anticipated contribution to the future success of the Company. The number of options granted to the named executive officers in 1996 are shown on the Option Grant Table section of this Proxy Statement.

  CEO Compensation

     Compensation paid to Mr. Maffie as president and chief executive officer for 1996 consisted of his base salary, a performance award under the MIP, and a cash bonus as a result of the sale of the Bank, described below under "Non-Utility Bonuses." Mr. Maffie's base salary was set relative to the midpoint level for salaries paid to chief executive officers of comparable companies, taking into consideration the length of service in his current position, and reflects a 5.8% increase in base salary effective August 1, 1996. Mr. Maffie's incentive award under the MIP for 1996 totaled $324,006 and represented the Company's overall performance in relation to the established performance goals. During the year, the Company's performance exceeded each of the established productivity targets, internal customer to employee ratio, customer to employee ratio in comparison to a peer group of natural gas distribution companies, and customer service satisfaction. Mr. Maffie's target performance award for 1996 was set equal to $405,000 or 90% of his annualized December 31, 1996, salary (not the actual salary shown in the Summary Compensation Table), with the award ranging from 14% to 126% of his base salary. Based on the Company's overall 1996 performance in relation to the established performance goals, Mr. Maffie earned 80% of his target award under the MIP, with 40% being paid in cash and 60% in performance shares.

  Non-Utility Bonuses

     The timing and the price secured in the divestiture of the Bank were substantially influenced by the efforts of the Company's chief executive and chief financial officers. Through their efforts, the premature disposition of the Bank was avoided and the Company was able to realize substantial additional value from the sale. Their involvement in the process led the Board of Directors to reject prior offers, resulting in a substantial increase in value for the Bank, and their management of the negotiation process provided the Company the opportunity to avoid or shift to the acquiring bank ongoing banking and sales related costs. Once it became apparent that the Bank sale would be approved by shareholders, the Committee recommended to the Board of Directors that a bonus be paid to each officer once the consummation of the sale was completed. Bonuses of $500,000 and $200,000, which are shown on the Summary Compensation Table for Mr. Maffie and Mr. Biehl, respectively, were paid after the sale of the Bank closed.

  Deductibility of Compensation

     The Company's executive compensation program is being administered to maintain the tax deductibility of all compensation paid to the named executive officers pursuant to Section 162(m) of the Internal Revenue Code (the "Code").
Section 162(m) of the Code provides that compensation paid to the officers in excess of $1,000,000 cannot be deducted by the Company for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective, and the plan or agreement providing for such performance-based compensation has been approved in advance by shareholders or is otherwise exempt from such limitation. The MIP and Option Plan were designed to satisfy these requirements and management believes that the compensation provided thereunder should be deductible. In the future, however, the Company may pay compensation which is non-deductible in limited circumstances if sound management of the Company so requires.

     The Committee believes that the compensation program addresses the Company's compensation objectives, enhances the commitment of key management employees, and strengthens long-term shareholder value.

                                                  COMPENSATION COMMITTEE

                                      Thomas Y Hartley (Chairman)     Kenny C. Guinn
                                      Manuel J. Cortez                Leonard R. Judd
                                      Lloyd T. Dyer                   James R. Lincicome

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The above-named committee members served on the Company's Compensation Committee throughout 1996. Mr. Guinn retired as Chairman and Chief Executive Officer of the Company on May 12, 1993, and retired as a full-time employee of the Company on August 31, 1993. Mr. Guinn became a member of the Committee after his retirement as an officer of the Company.

SUMMARY COMPENSATION TABLE

     The following table provides for fiscal years ended December 31, 1994, 1995, and 1996; compensation earned by the Company's Chief Executive Officer; 1 executive officer who retired during 1996; and each of the 4 most highly compensated executive officers of the Company at year-end 1996.

                         SUMMARY COMPENSATION TABLE(1)

                                                                                         LONG-TERM COMPENSATION
                                                                                     ------------------------------
                                                                                            AWARDS
                                           ANNUAL COMPENSATION                       ---------------------  PAYOUTS
                      -------------------------------------------------------------   RESTRICTED            -------
                                                  BONUS($)             OTHER ANNUAL     STOCK                LTIP     ALL OTHER
      NAME AND                           ---------------------------   COMPENSATION    AWARD(S)    OPTIONS/ PAYOUTS  COMPENSATION
 PRINCIPAL POSITION   YEAR   SALARY($)   UTILITY(2)   NON-UTILITY(3)      ($)(4)     ($)(2)(5)(6)  SARS(#)    ($)       ($)(7)
--------------------  ----   ---------   ----------   --------------   ------------  ------------  -------  -------  ------------
Michael O. Maffie     1996    435,479      129,602        500,000              0        194,404    90,000     N/A       46,210
 President & C.E.O.   1995    408,671       83,642         44,625              0        179,246       N/A     N/A       40,481
                      1994    370,616       39,294         33,855              0         51,098       N/A     N/A       32,898

George C. Biehl       1996    204,773       40,324        200,000              0         60,485    30,000     N/A       13,700
 Senior Vice
   President/         1995    197,326       26,373         15,075              0         56,523       N/A     N/A       12,137
 Chief Financial
   Officer            1994    187,068       13,064         12,060              0         16,988       N/A     N/A        9,148
 & Corporate
   Secretary

Thomas J. Trimble     1996    160,647       77,044              0         18,410              0         0     N/A       39,092
 Senior Vice
   President/         1995    212,367       40,114              0              0         60,172       N/A     N/A       48,153
 General Counsel &    1994    209,178       20,413              0              0         20,413       N/A     N/A       39,404
 Corporate Secretary

James F. Lowman       1996    154,015       29,336              0              0         44,004    15,000     N/A       10,316
 Senior Vice
   President/         1995    148,847       27,817              0              0         41,725       N/A     N/A        7,728
 Central Arizona
   Division           1994    142,123       14,096              0              0         14,095       N/A     N/A        7,267

Dudley J. Sondeno     1996    152,529       29,952              0              0         44,928    25,000     N/A       11,209
 Senior Vice
   President/         1995    146,551       27,931              0              0         41,896       N/A     N/A        7,978
 Chief Knowledge &
   Technology
   Officer            1994    140,123       13,900              0              0         13,899       N/A     N/A        7,130

Edward S. Zub         1996    139,941       28,802              0              0         43,223    25,000     N/A       12,723
 Senior Vice
   President/         1995    129,438       24,839              0              0         37,258       N/A     N/A        8,641
 Regulation &
   Product            1994    120,890        9,113              0              0          9,113       N/A     N/A        7,845
 Pricing

---------------

(1) All compensation reflected in the Summary Compensation Table is reported on an earned basis for each fiscal year.

(2) Utility bonuses and restricted stock awards accrued for calendar years 1994, 1995, and 1996 were paid and awarded in 1995, 1996, and 1997, respectively.

(3) The non-utility bonuses paid to Messrs. Maffie and Biehl for 1996 were the result of their work in negotiating and completing the sale of the Bank.

(4) Compensation reported in this column consists of above-market interest earned on deferred compensation paid to Mr. Trimble after his retirement in 1996. Under the Company's executive deferral plan, payment of deferred compensation commences upon retirement or some other employment terminating event.

(5) Dividends equal to the dividends paid on the Company's Common Stock will be paid on the performance shares awarded under the long-term component of the Company's management incentive plan during the restriction period.

(6) Mr. Trimble retired during 1996 and the performance shares awarded to him under the Company's management incentive plan have been converted into shares of Company Common Stock. The total number of performance shares granted in 1994, 1995, and 1996, for calendar years 1993, 1994, and 1995, and their value based on the market price of Company Common Stock at December 31, 1996, for the other listed officers are as follows:

                                                                                             SHARES      VALUE
                                                                                             ------     --------
            Mr. Maffie.....................................................................  17,513     $337,125
            Mr. Biehl......................................................................   5,672      109,186
            Mr. Lowman.....................................................................   4,331       83,372
            Mr. Sondeno....................................................................   4,315       83,064
            Mr. Zub........................................................................   3,394       65,335

(7) The amounts shown in this column for each year consist of above-market interest on deferred compensation (in excess of 120% of the Applicable Federal Long-term Rate) and matching contributions under the Company's executive deferral plan. Under the plan, executive officers may defer up to 50% of their annual compensation for payment at retirement or at some other employment terminating event. Interest on such deferrals is set at 150% of the Moody's Seasoned Corporate Rate. As part of the plan, the Company provides matching contributions that parallel the contributions made under the Company's 401(k) plan, which is available to all Company employees, equal to one-half of the deferred amount, up to 6% of their annual salary. The breakdown of such compensation for 1996 for each named executive officer is as follows:

                                                                                         INTEREST    CONTRIBUTIONS
                                                                                         -------     -------------
            Mr. Maffie.................................................................  $33,661        $12,549
            Mr. Biehl..................................................................    7,706          5,994
            Mr. Trimble................................................................   35,558          3,534
            Mr. Lowman.................................................................    5,697          4,612
            Mr. Sondeno................................................................    6,651          4,558
            Mr. Zub....................................................................    8,622          4,101

---------------

OPTIONS/SARS GRANTED IN 1996

     The following table sets forth the number of shares of the Company's Common Stock subject to stock options granted under the 1996 Stock Incentive Plan to the named executive officers listed in the Summary Compensation Table during 1996, together with related information.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZABLE
                                                        INDIVIDUAL GRANTS                           VALUE AT ASSUMED
                                   -----------------------------------------------------------           ANNUAL
                                    NUMBER OF     PERCENT OF TOTAL                                RATES OF STOCK PRICE
                                    SECURITIES      OPTIONS/SARS                                    APPRECIATION FOR
                                    UNDERLYING       GRANTED TO        EXERCISE                      OPTION TERM(2)
                                   OPTIONS/SARS     EMPLOYEES IN       OR BASE      EXPIRATION   ----------------------
              NAME                 GRANTED(#)(1)    FISCAL YEAR      PRICE ($/SH)      DATE      5 PERCENT   10 PERCENT
---------------------------------  ------------   ----------------   ------------   ----------   ---------   ----------
Michael O. Maffie................     90,000            25.7            $15.00        7/15/06    $ 850,500   $2,146,500
George C. Biehl..................     30,000             8.6             15.00        7/15/06      283,500      715,500
James F. Lowman..................     15,000             4.2             15.00        7/15/06      141,750      375,750
Dudley J. Sondeno................     25,000             7.1             15.00        7/15/06      236,250      596,250
Edward S. Zub....................     25,000             7.1             15.00        7/15/06      236,250      596,250

---------------

(1) Forty percent (40%) of the options become exercisable 1 year after the grant. Thirty percent (30%) of the options become exercisable 2 years after the grant, with the remaining becoming exercisable on the third anniversary of the grant.

(2) The 5% and 10% growth rates for the period ending July 15, 2006, which were determined in accordance with the rules of the SEC, illustrate that the potential future value of the granted options is linked to future increases in growth of the price of the Company's Common Stock. Because the exercise price for the options equals the market price of the Company's Common Stock on the date of the grant, there will be no gain to the named executive officers without an increase in the stock price. The 5% and 10% growth rates are for illustration only and are not intended to be predictive of future growth.

OPTIONS/SAR EXERCISES AND YEAR-END VALUES

     Shown below is information with respect to unexercised options granted under the 1996 Stock Incentive Plan to the named executive officers and held by them at December 31, 1996. No options granted were eligible for exercise in 1996.

                   AGGREGATED OPTION/SAR EXERCISE IN 1996 AND
                           YEAR-END OPTION/SAR VALUES

                                                       NO. OF SECURITIES               VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED                IN-THE-MONEY
                          NO. OF                        OPTIONS/SARS AT                  OPTIONS/SARS AT
                          SHARES                       DECEMBER 31, 1996               DECEMBER 31, 1996(1)
                        ACQUIRED ON    VALUES    ------------------------------   ------------------------------
         NAME            EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE(2)   EXERCISABLE   UNEXERCISABLE(2)
----------------------  -----------   --------   -----------   ----------------   -----------   ----------------
Michael O. Maffie.....    0              $0        0                90,000            $ 0           $382,500
George C. Biehl.......    0               0        0                30,000              0            127,500
James F. Lowman.......    0               0        0                15,000              0             63,750
Dudley J. Sondeno.....    0               0        0                25,000              0            106,250
Edward S. Zub.........    0               0        0                25,000              0            106,250

---------------

(1) Represents the difference between the exercise prices for in-the-money options and the closing price of $19.25 for the Company's Common Stock on the New York Stock Exchange on December 31, 1996, times the number of in-the-money options.

(2) Unexercised options are those options which have been granted but cannot yet be exercised due to Internal Revenue Code restrictions on the value of incentive options and restrictions incorporated into the 1996 Stock Incentive Plan and the specific option agreements.

---------------

BENEFIT PLANS

  Southwest Gas Basic Retirement Plan

     The named executive officers participate in the Company's non-contributory, defined benefit retirement plan, which is available to all employees of the Company and its subsidiaries. Benefits are based upon an employee's years of service, up to a maximum of 30 years, and the employee's highest five consecutive years salary, excluding bonuses, within the final 10 years of service.

                           PENSION PLAN TABLE (1) (2)

                                      YEARS OF SERVICE
   ANNUAL        -----------------------------------------------------------
COMPENSATION       10           15           20           25           30
------------     -------     --------     --------     --------     --------
  $ 50,000       $ 8,750     $ 13,125     $ 17,500     $ 21,875     $ 26,250
   100,000        17,500       26,250       35,000       43,750       52,500
   150,000        26,250       39,375       52,500       65,625       78,750
   200,000        35,000       52,500       70,000       87,500      105,000
   250,000        43,750       65,625       87,500      109,375      131,250
   300,000        52,500       78,750      105,000      131,250      157,500
   350,000        61,250       91,875      122,500      153,125      183,750
   400,000        70,000      105,000      140,000      175,000      210,000
   450,000        78,750      118,125      157,500      196,875      236,250
   500,000        87,500      131,250      175,000      218,750      262,500
   550,000        96,250      144,375      192,500      240,625      288,750

---------------

(1) Years of service beyond 30 years will not increase benefits under the basic retirement plan.

(2) For 1997, the maximum annual compensation that can be considered in determining benefits under the Plan is $160,000. For future years the maximum annual compensation will be adjusted to reflect changes in the cost of living as established by the Internal Revenue Service.
---------------

     Compensation covered under the basic retirement plan is based on salary depicted in the Summary Compensation Table. As of December 31, 1996, the credited years of service for the named executive officers shown in the Summary Compensation Table are as follows: Mr. Maffie, 18 years; Mr. Biehl, 11 years; Mr. Lowman, 27 years; Mr. Sondeno, 17 years; and Mr. Zub, 18 years.

     Amounts shown in the pension plan table are straight life annuity amounts notwithstanding the availability of joint survivorship benefit provisions. Benefits paid under the basic and supplemental retirement plans are not reduced by any Social Security benefits received.

  Supplemental Retirement Plan

     The named executive officers also participate in the Company's supplemental retirement plan. Such officers with 10 or more years of service may retire at age 55 or older and will receive benefits under the plan. Benefits from the plan, when added to benefits received under the basic retirement plan, will equal 60% of their highest 12-months of salary, as depicted in the Summary Compensation Table. For Mr. Maffie, compensation used to determine such benefits includes salary, cash bonuses other than the 1996 non-utility bonus, and the payment of restrictive stock awards depicted in the Summary Compensation Table. The cost to the Company for benefits under the supplemental retirement plan for any one of the named executive officers cannot be properly allocated or determined because of the overall plan assumptions and options available.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

     In July 1996, the Company entered employment agreements (the "Agreements") with 7 officers, including the named executive officers other than Mr. Trimble. These agreements generally provide for the payment, upon termination of employment by the Company without cause, as defined therein, of up to 2 years of total annual compensation (base salary, a predetermined level of incentive compensation, and fringe benefits), and up to 3 years of total annual compensation for Mr. Maffie. The agreements further provide for the payment, upon the termination of employment by such officers for "good reason," as defined therein, within 2 years following a change in control of the Company, of an amount equal to one and one-half times their total annual compensation other than Mr. Maffie. Under such circumstance, Mr. Maffie would be entitled to a payment equal to three times his total annual compensation. Vesting and payment of benefits under the Supplemental Retirement Plan (described in this Proxy Statement) would also be accelerated if such officers are entitled to benefits under these agreements. If any payment under these agreements will constitute a "parachute payment" subject to any excise tax under the Internal Revenue Code, the officer receiving such payment will be responsible for payment of such tax. The terms of these agreements are for 24 months for each of the designated officers, other than Mr. Maffie, and 36 months for Mr. Maffie, and will be extended for successive 1-year periods unless canceled by the Company.

                               PERFORMANCE GRAPH

     The performance graph below compares the five-year cumulative total return on the Company's Common Stock, assuming reinvestment of dividends, with the total returns on the Standard & Poor's 500 Stock Composite Index (S&P 500) and the Edward D. Jones Natural Gas Diversified Index, a peer-group index compiled by Edward D. Jones & Company, consisting of the Company and 22 other diversified natural gas distribution companies.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURNS




                                                                   E.D Jones
                              Southwest                           Natural Gas
                                 Gas          S&P 500       Diversified Index(1)(2)
                              --------        -------       -----------------------
1991                            100             100                 100
1992                            136.3           107.6               110.4
1993                            165.7           118.7               123.2
1994                            153.2           120.3               107.8
1995                            201.3           165.4               140.9
1996                            230.3           203.2               177.5

---------------

(1) The Company selected the Edward D. Jones Natural Gas Diversified Index as a peer-group index because it provides a representative sample of natural gas distribution companies with at least 30%, but less than 90%, of their gross revenues from distribution operations. This index should be available on a continuing basis.

(2) The Edward D. Jones Natural Gas Diversified Index, which is weighted by year-end market capitalization, consists of the following companies; Atrion Corporation; Chesapeake Utilities Corp.; Columbia Gas System; Consolidated Natural Gas; Eastern Enterprises; Energen Corp.; Enserch Corp.; Equitable Resources, Inc.; KN Energy, Inc.; MCN Corporation; MDU Resources Group, Inc.; National Fuel Gas Co.; National Gas & Oil Co.; Noram Energy Corp.; Oneok, Inc.; Questar Corp.; South Jersey Industries; Southeastern Michigan Gas Enterprises; Southwest Gas Corporation; Southwestern Energy Co.; UGI Corp.; Valley Resources, Inc.; and Wicor, Inc.

---------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain of the directors and executive officers of the Company were depositors of, and had transactions with the Bank prior to the sale in July 1996. Those transactions were on the same terms (including interest rates, repayment terms, and collateral) as those prevailing at the time for comparable transactions with other persons of similar credit-worthiness and, in the opinion of the Board of Directors of the Bank that included the Board of Directors of the Company, did not involve more than a normal risk of collectibility or other unfavorable characteristics.

                    OTHER MATTERS TO COME BEFORE THE MEETING

     If any business not described herein should come before the meeting for shareholder action, it is intended that the shares represented by proxies will be voted in accordance with the best judgment of the persons voting them. At the time this proxy statement was mailed, the Company knew of no other matters which might be presented for shareholder action at the meeting.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholders are advised that any shareholder proposal intended for consideration at the 1998 annual meeting must be received in writing by the Company on or before December 1, 1997, to be considered for inclusion in the proxy materials for the 1998 Annual Meeting. All proposals must comply with applicable SEC rules. It is recommended that shareholders submitting proposals direct the proposals to the Corporate Secretary of the Company and utilize Certified Mail-Return Receipt Requested in order to ensure timely delivery.

                                          By Order of the Board of Directors


                                                 /s/ GEORGE C. BIEHL
                                          ------------------------------------
                                                     George C. Biehl
                                          Senior Vice President/Chief Financial
                                                         Officer
                                                  & Corporate Secretary

PROXY                      SOUTHWEST GAS CORPORATION                       PROXY
                  P.O. Box 98510, Las Vegas, Nevada 89193-8510

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Kenny C. Guinn and Lloyd T. Dyer as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of the undersigned at the annual meeting of shareholders to be held on May 8, 1997, at the Company's Headquarters at 5241 Spring Mountain Road, Las Vegas, Nevada, and any adjournments thereof; and at their discretion, with authorization to vote such shares on any other matters as may properly come before the meeting or any adjournments thereof.

1.  ELECTION OF DIRECTORS

                 Ralph C. Batastini      Kenny C. Guinn      Leonard R. Judd      Carolyn M. Sparks
                 Manuel J. Cortez        Thomas Y. Hartley   James R. Lincicome   Robert S. Sundt
                 Lloyd T. Dyer           Michael B. Jager    Michael O. Maffie

   [ ] FOR ALL    [ ] FOR ALL EXCEPT*
 __________________________________________     [ ] WITHHOLD AUTHORITY FOR ALL

*NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR A PARTICULAR NOMINEE, MARK THE FOR ALL EXCEPT BOX AND ENTER THE NAME(S) OF THE EXCEPTIONS IN THE SPACE PROVIDED. UNLESS AUTHORITY TO VOTE FOR ALL THE FOREGOING NOMINEES IS WITHHELD, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR EVERY NOMINEE WHOSE NAME IS NOT LISTED.

2. TO APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN LLP as the independent public accountants of the corporation:

                               [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

                (IMPORTANT--SIGNATURE REQUIRED ON REVERSE SIDE)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. FURTHER, IF CUMULATIVE VOTING RIGHTS FOR THE ELECTION OF DIRECTORS (PROPOSAL 1) ARE EXERCISED AT THE MEETING, THE PROXIES WILL CUMULATIVELY VOTE THEIR SHARES AS PROVIDED FOR IN THE PROXY STATEMENT.

                                                 Dated:                   , 1997

                                                 -------------------------------
                                                           (Signature)

                                                 -------------------------------
                                                  (Signature, if held jointly)

                                                 Please sign exactly as name
                                                 appears below. When shares are
                                                 held by joint tenants, both
                                                 should sign. When signing as
                                                 attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 president or other authorized
                                                 officer. If a partnership,
                                                 please sign in partnership name
                                                 by authorized person.